FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "**Amendment**") is entered into this 14th day of January, 2021 by and between **SILICON VALLEY BANK**, a California corporation ("**Bank**") and **AEHR TEST SYSTEMS**, a California corporation ("**Borrower**").

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 13, 2020 (as the same may from time to time be amended, modified, supplemented or restated, the "**Loan Agreement**").

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 8.6 (Other Agreements). Section 8.6 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

> **8.6 Other Agreements.** There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000); (b) any breach or default by Borrower or Guarantor,

the result of which could have a material adverse effect on Borrower's or any Guarantor's business; or (c) an event of default under the PPP Loan;

2.2 Section 13 (Definitions).

(a) The following terms and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

"**Obligations**" are Borrower's obligations to pay when due any debts, principal, interest, fees, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise (other than the PPP Loan), including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower's duties under the Loan Documents (other than the PPP Loan).

"**Revolving Line Maturity Date**" is July 14, 2021; provided that if Borrower achieves the Performance Milestone on or prior to May 31, 2021, the Revolving Line Maturity Date is January 13, 2022.

(b) The definition of "**Permitted Indebtedness**" in Section 13.1 of the Loan Agreement is hereby amended by deleting clause (g) therein and replacing it with the following:

(g) Borrower's Indebtedness to Bank incurred pursuant to the PPP Loan; and

(c) The definition of "**Permitted Indebtedness**" in Section 13.1 of the Loan Agreement is hereby amended by adding the following new clause (h) immediately after clause (g) in such definition as follows:

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

(d) The following terms and their definitions are hereby added to Section 13.1 of the Loan Agreement in alphabetical order:

"**Performance Milestone**" means Bank shall receive evidence satisfactory to Bank in its sole discretion, that Borrower has achieved positive operating cash flow (measured in accordance with GAAP) on a consolidated basis for any trailing three (3) month period ending on or prior to May 31, 2021.

"**PPP Loan**" means the unsecured loan in the original principal amount of One Million Six Hundred Seventy-Eight Thousand Seven Hundred Eighty-Nine Dollars and Ninety-Four Cents ($1,678,789.94) from Bank to Borrower in connection with the

Paycheck Protection Program under the U.S. Small Business Administration, Coronavirus Aid, Relief, and Economic Security Act.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately prior to and after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or

authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of Effective Date, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6. Reaffirmation of Obligations. Borrower (a) ratifies, confirms, and reaffirms the Obligations and (b) acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby and (ii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein.

7. Reaffirmation of Security Interest in the Collateral. Borrower acknowledges and agrees that (i) the security interests and Liens in the Collateral granted by Borrower under Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and Bank's priority with respect thereto shall not be affected hereby or thereby and (ii) the Loan Documents shall continue to secure all Obligations as set forth therein. Nothing in this Agreement is intended to impair or limit the validity, priority or extent of Bank's security interests in and Liens upon the Collateral.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Post-Closing Condition. Unless otherwise provided in writing, within thirty (30) days of the date hereof, Bank shall have received, in form and substance satisfactory to Bank, evidence that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable, waiver of subrogation and additional insured clauses or endorsements in favor of Bank.

11. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery an updated Perfection Certificate of Borrower, (c) Borrower's payment of an

amendment fee in an amount equal to Five Thousand Dollars ($5,000), and (d) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

AEHR TEST SYSTEMS

By Ken Spink
Name: Ken Spink
Title: Vice President of Finance and CFO

BANK:

SILICON VALLEY BANK

By Cody Nenadal
Name: Cody Nenadal
Title: Director